UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

(610) 630-6357

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement.

On February 1, 2021, AdaptHealth Corp., a Delaware corporation (the “Company”), completed the previously announced acquisition of AeroCare Holdings, Inc., a Delaware corporation (“AeroCare”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 1, 2020, by and among the Company, AeroCare, AH Apollo Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub I”), AH Apollo Merger Sub II LLC, a Delaware corporation and wholly-owned subsidiary of the Company (formerly known as AH Apollo Merger Sub II Inc., a Delaware corporation) (“Merger Sub II”), and Peloton Equity, LLC, a Delaware limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the AeroCare equityholders (the “Merger Agreement”) through (a) the merger of Merger Sub I with and into AeroCare, with AeroCare continuing as the surviving corporation of such merger (the “First Merger”) and (b) the merger of AeroCare with and into Merger Sub II, with Merger Sub II continuing as the surviving limited liability company of such merger (the “Second Merger” and, collectively with the First Merger, the “Acquisition”). In connection with the Second Merger, the surviving limited liability company changed its name to AeroCare Holdings LLC.

Certificate of Designations

On January 29, 2021 in connection with the Acquisition, the Company filed a Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Certificate of Designations”) with the Secretary of State of the State of Delaware.

The terms of the Series C Preferred Stock have been previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2020, which description is incorporated herein by reference. Such description is qualified in its entirety by the full text of the Series C Certificate of Designations, which was filed as Annex B to the Schedule 14A filed with the SEC on January 20, 2021 and is incorporated herein by reference.

Joinders to Amended and Restated Registration Rights Agreement

On February 1, 2021, in connection with the Acquisition and pursuant to the terms of the Merger Agreement, the Company entered into joinders to that certain Amended and Restated Registration Rights Agreement, dated as of July 1, 2020 (as amended, the “Registration Rights Agreement”), by and among the Company, AdaptHealth Holdings LLC, a Delaware limited liability company and direct subsidiary of the Company, and certain other holders of the Company’s capital stock, which joinders, among other things, provide stockholders of AeroCare receiving Class A Common Stock and Series C Preferred Stock pursuant to the Merger Agreement with certain registration rights with respect to the shares of Class A Common Stock and the shares of Class A Common Stock issuable upon conversion (subject to the terms and conditions of the Certificate of Designations) of the Series C Preferred Stock.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by the full text thereof, which was filed as Exhibit 4.1 to the Form 8-K filed with the SEC on July 2, 2020, including an amendment thereto filed as Exhibit 4.1 to the Form 8-K filed with the SEC on December 7, 2020 and is incorporated herein by reference.

Credit Agreement

On January 20, 2021, AdaptHealth LLC (the “Borrower”), a subsidiary of the Company, entered into a credit agreement (the “Credit Agreement”) with the lenders party thereto and Regions Bank, as administrative agent, that provides for $250 million in commitments for revolving loans, with a $55 million letter of credit sublimit, and $700 million in term loans. The obligation of the lenders to fund under the Credit Agreement, and the effectiveness of the affirmative and negative covenants thereunder, were subject to, among other conditions, the closing of the Acquisition (the date of the initial funding under the Credit Agreement, the “Funding Date”).

The Credit Agreement is guaranteed by the Borrower’s direct parent, AdaptHealth Intermediate Holdco LLC, and certain wholly owned subsidiaries of the Borrower (together with the Borrower, the “Loan Parties”) and is supported by a security interest in substantially all of the Loan Parties’ personal property and assets. The term loans under the Credit Agreement are payable in quarterly installments equal to 0.625% of the initial principal amount of term loans beginning on the last business day of the first full fiscal quarter ending after the Funding Date, increasing to 1.250% per quarter on the ninth fiscal quarter ending after the Funding Date. In addition, the Credit Agreement provides for the ability of the Borrower to request increases in the revolving commitments and additional term loan facilities, in a minimum amount of $10 million for each facility. Borrowings under the initial term loan facility were used in part to finance the Acquisition and to repay the existing indebtedness of the Borrower outstanding under the Credit Agreement, dated as of July 29, 2020, among the Borrower, the other loan parties party thereto, the lenders party thereto and Regions Bank, as administrative agent. Borrowings of revolving loans may be used for working capital and other general corporate purposes, including for capital expenditures and acquisitions permitted under the Credit Agreement.

Borrowings and revolving commitments under the Credit Agreement are scheduled to mature and terminate, respectively, on January 20, 2026. The Credit Agreement contains certain customary events of default, which include failure to make payments when due thereunder, the material inaccuracy of representations or warranties, failure to observe or perform certain covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain ERISA-related events, or a Change of Control (as defined in the Credit Agreement). The Credit Agreement also contains certain events of default related to compliance with healthcare laws.

The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain restrictions on the ability of the Loan Parties and their Subsidiaries (as defined in the Credit Agreement) to incur any additional indebtedness or guarantee indebtedness of others, to create liens on properties or assets, and to enter into certain asset and stock-based transactions. In addition, the Credit Agreement includes certain financial maintenance covenants, including that (x) the Consolidated Total Leverage Ratio (as defined in the Credit Agreement) shall not be more than 4.25 to 1.00 as of the end of any fiscal quarter ending on March 31, 2021 through and including September 30, 2021, stepping down to (i) 4.00 to 1.00 as of the end of any fiscal quarter ending on December 31, 2021 through and including September 30, 2022, (ii) 3.75 to 1.00 as of the end of any fiscal quarter ending on December 31, 2022 through and including September 30, 2023 and (iii) 3.50 to 1.00 as of the end of any fiscal quarter ending on or after December 31, 2023 and (y) the Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) shall not be less than 3.00 to 1.00.

The interest rates applicable to revolving loans and term loans under the Credit Agreement are, at the Borrower’s option, either (i) a base rate, which is equal to the greater of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 0.5% and (c) the LIBOR Index Rate (subject to a floor) for a one month Interest Period (each term as defined in the Credit Agreement) plus 1%, or (ii) the Adjusted LIBOR Rate (subject to a floor) equal to the LIBOR (as defined in the Credit Agreement) for the applicable Interest Period multiplied by the statutory reserve rate, plus in the case of each of clauses (i) and (ii), the Applicable Margin (as defined in the Credit Agreement). The Applicable Margin (i) for base rate loans ranges from 0.50% to 2.25% per annum and (ii) for LIBOR loans ranges from 1.50% to 3.25% per annum, in each case, based on the Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement). The Borrower will pay a commitment fee during the term of the Credit Agreement ranging from 0.25% to 0.50% per annum of the average daily undrawn portion of the revolving commitments based on the Consolidated Senior Secured Leverage Ratio.

Any borrowing under the Credit Agreement may be repaid, in whole or in part, at any time and from time to time without premium or penalty other than customary breakage costs, and any amounts repaid under the revolving credit facility may be reborrowed. Mandatory prepayments are required under the revolving loans when borrowings and letter of credit usage exceed the aggregate revolving commitments of all lenders. Mandatory prepayments are also required in connection with the disposition of assets to the extent not reinvested, unpermitted debt transactions, and excess cash flow if certain leverage tests are not met.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As a result of the Acquisition, on February 1, 2021, the Company acquired all of the issued and outstanding equity interests in AeroCare, which resulted in AeroCare becoming an indirect subsidiary of the Company pursuant to the terms of the Merger Agreement.

The base purchase price for the Acquisition was $1.1 billion in cash plus shares of Class A Common Stock and shares of Class C Convertible Preferred Stock, representing, in the aggregate, on an as-converted basis, the economic equivalent of 31,000,000 shares of Class A Common Stock, subject to customary adjustments to the cash portion of such consideration for cash, indebtedness, transaction expenses and net working capital (as compared to an agreed target net working capital amount) and certain other adjustments and subject to escrows to fund certain potential indemnification matters and potential amounts owed by AeroCare equityholders with respect to post-closing purchase price adjustments, if any. The Company funded the cash portion of the Acquisition and associated costs with cash on hand, an unsecured senior notes issuance, issuances of equity and incremental debt pursuant to the Credit Agreement.

The terms and conditions of the Merger Agreement have been previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2020, which description is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

A portion of the consideration issued pursuant to the Merger Agreement, as described in Item 1.01 of this report, which description is incorporated by reference into this Item 3.02, will consist of unregistered shares of Class A Common Stock and Series C Preferred Stock. Such shares were issued in private placements exempt from registration under 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities does not involve a “public offering,” as defined in Section 4(2) of the Securities Act, and other applicable requirements will be met.

Item 3.03. Material Modifications to Rights of Security Holders.

The information contained in Item 1.01 above is incorporated herein by reference.

Possible Effects on Rights of Existing Stockholders

Existing shareholders will suffer dilution in ownership interests and voting rights as a result of the issuance of shares of the Company’s Class A Common Stock upon the conversion of the Series C Preferred Stock following the removal of the conversion restrictions thereon. The sale into the public market of Class A Common Stock issued upon the conversion of such securities also could materially and adversely affect the market price of the Class A Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, the Company agreed to increase the size of its Board of Directors (the “Board”) by two members and to appoint to the Board Stephen Griggs and one individual designated by Peloton Equity AeroCare SPV I, L.P. and SkyKnight Aero Holdings, LLC. Effective as of February 2, 2021, the Board voted to increase the size of the Board by two members and appointed (i) Mr. Griggs to the Board as a Class I director with a term expiring at the Company’s 2023 annual meeting of stockholders and (ii) Theodore Lundberg as a Class II director with a term expiring at the Company’s 2021 annual meeting of stockholders, to fill the newly-created vacancies. Mr. Lundberg will receive the same compensation opportunities as the Company’s other non-employee directors.

Effective February 2, 2021, the Company hired and appointed Mr. Griggs, age 63, as the Company’s Co-Chief Executive Officer (“Co-CEO”), and changed the title of Luke McGee, the Company’s Chief Executive Officer to the Company’s Co-Chief Executive Officer. On January 28, 2021, in recognition of Mr. McGee’s significant contributions and efforts in connection with the Acquisition, the Compensation Committee of the Board approved a cash transaction bonus of $2 million to Mr. McGee, subject to the consummation of, and payable on the first regularly scheduled payroll date following, the closing of the Acquisition.

There were no arrangements or understandings between Mr. Griggs and any other person pursuant to which Mr. Griggs was selected as an officer. Mr. Griggs has no family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Griggs has served as the President and Chief Executive Officer of AeroCare, a leading national technology-enabled respiratory and home medical equipment (“HME”) distribution platform in the United States, since November 2002. Mr. Griggs holds a B.S.B.A. in Business Management from East Tennessee State University and B.S.B.A. in Accounting from the University of Central Florida.

On February 2, 2021, the Company entered into an employment agreement with Mr. Griggs (the “Employment Agreement”) that will govern the terms of his employment as the Company’s Co-CEO. Pursuant to the terms of the Employment Agreement, Mr. Griggs is entitled to receive an annual base salary of $500,000 and is eligible to receive a target annual incentive bonus equal to 100% of his base salary based on the achievement of annual company and individual performance objectives for such fiscal year, subject to continued employment through the applicable payment date. Mr. Griggs is also eligible to participate in the Company’s employee benefit programs offered to similarly situated employees.

Pursuant to the Employment Agreement, if Mr. Griggs’ employment is terminated by the Company without “cause” or (y) by Mr. Griggs for “good reason” (as such terms are defined in the Employment Agreement), subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates, Mr. Griggs is entitled to entitled to (x) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, (y) continued payment of base salary for a period of 24 months following such date of termination, and (z) an amount equal to two times his then-current target annual bonus, payable in substantially equal installments during the 24-month period following such date of termination in accordance with regular payroll practices.

In connection with the Employment Agreement, Mr. Griggs entered into a restrictive covenant agreement, which includes a 24-month post-termination non-compete and non-solicit of the employees, consultants, clients, customers and other business relationships of the Company and its affiliates, and an indefinite covenant against making any disparaging or defamatory comments regarding the Company or any of its affiliates.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

There were no other arrangements or understandings between Mr. Lundberg or Mr. Griggs, on the one hand, and any other person, on the other, pursuant to which Mr. Lundberg or Mr. Griggs were selected as a director. Mr. Lundberg has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Pursuant to the Merger Agreement, Mr. Griggs received (i) 1,808,366 shares of the Company’s Class A Common Stock; (ii) 16,862.19 shares of the Company’s Series C Preferred Stock; (iii) 559,071 stock options to purchase Class A Common Stock at an exercise price of $4.38 per share and 782,699 stock options to purchase Class A Common Stock at an exercise price of $8.50 per share, in each case, as merger consideration; and (iv) approximately $74.9 million (net) cash consideration.

For more information on the Merger Agreement, including the aggregate consideration, please refer to the description thereof under the heading “Agreement and Plan of Merger” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2020 and the full text of the Merger Agreement, which is attached as Exhibit 10.1 to such Current Report on Form 8-K.

On February 2, 2021, the Company entered into indemnification agreements with Mr. Lundberg and Mr. Griggs in the form attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2019, which provides that, subject to limited exceptions, and among other things, the Company will indemnify Mr. Lundberg and Mr. Griggs to the fullest extent permitted by law for claims arising in their capacity as directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

The information contained in Item 1.01 above with respect to the Series C Certificate of Designations is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 1, 2021, the Company issued a press release announcing the consummation of the Acquisition, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s acquisition pipeline and the impact of the recent coronavirus (COVID-19) pandemic and our response to it. These statements are based on various assumptions and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; and the impact of the recent coronavirus (COVID-19) pandemic and the Company’s response to it. A further description of such risks and uncertainties can be found in the Company’s filings with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.

•	The audited consolidated financial statements of AeroCare Holdings, Inc. as of December 31, 2019 and 2018 and for the years then ended and the related notes to the financial statements are incorporated herein by reference to Exhibit 99.3 to the Current Report on Form 8-K filed with the SEC on December 14, 2020.

•	The unaudited consolidated interim financial statements of AeroCare Holdings, Inc. as of September 30, 2020 and December 31, 2019 and for the nine months ended September 30, 2020 and 2019, and the related notes to the financial statements are incorporated herein by reference to Exhibit 99.4 to the Current Report on Form 8-K filed with the SEC on December 14, 2020.

(b)       Pro Forma Financial Information.

●	The unaudited pro forma condensed combined financial information, and the related notes thereto, of AdaptHealth Corp. as of and for the nine months ended September 30, 2020 and for the year ended December 31, 2019 are incorporated herein by reference to Exhibit 99.6 to the Current Report on Form 8-K filed with the SEC on December 14, 2020

(d)       Exhibits

3.1	Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock, par value $0.0001 per share, of the Company[1]
4.1	Amended and Restated Registration Rights Agreement, dated as of July 1, 2020, by and among the Company, the OEP Purchaser, Deerfield Partners, Deerfield Private Design Fund IV, L.P. and the other persons listed on the signature pages thereto[2]
4.2	Amendment to Amended and Restated Registration Rights Agreement, dated as of December 1, 2020, by and among the Company, AdaptHealth Holdings LLC and the other persons listed on the signature pages thereto[3]
10.1	Credit Agreement, dated January 20, 2021, by and between AdaptHealth LLC, the lenders party thereto and Regions Bank, as administrative agent
10.2	Employment Agreement, dated February 2, 2021, by and between Stephen Griggs and AdaptHealth Corp.
10.3	Agreement and Plan of Merger, dated as of December 1, 2020, by and among the Company, AeroCare Holdings, Inc., AH Apollo Merger Sub Inc., AH Apollo Merger Sub II Inc. and Peloton Equity I, L.P., solely in its capacity as the representative, agent and attorney-in-fact of the AeroCare equityholders[4]
10.4	Form of Indemnification Agreement[5]
99.1	Press Release, dated February 1, 2021
99.3	Audited consolidated financial statements of AeroCare Holdings, Inc. as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018[6]
99.4	Unaudited consolidated interim financial statements of AeroCare Holdings, Inc. as of September 30, 2020 and December 31, 2019 and for the nine months ended September 30, 2020 and 2019[7]
99.6	Unaudited pro forma condensed combined financial information, and the related notes thereto, of AdaptHealth Corp. as of and for the nine months ended September 30, 2020 and 2019 and for the year ended December 31, 2019[8]
104	The cover page form this Current Report on Form 8-K, formatted Inline XBRL

1 Incorporated by reference to Annex B to the Schedule 14A filed with the SEC on January 20, 2021.

2 Incorporated by reference to Exhibit 4.1 to the Form 8-K filed with the SEC on July 2, 2020.

3 Incorporated by reference to Exhibit 4.1 to the Form 8-K filed with the SEC on December 7, 2020.

4 Incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on December 7, 2020.

5 Incorporated by reference to Exhibit 10.4 to the Form 8-K filed with the SEC on November 14, 2019.

6 Incorporated by reference to Exhibit 99.3 to the Form 8-K filed with the SEC on December 14, 2020.

7 Incorporated by reference to Exhibit 99.4 to the Form 8-K filed with the SEC on December 14, 2020.

8 Incorporated by reference to Exhibit 99.6 to the Form 8-K filed with the SEC on December 14, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 2, 2021

AdaptHealth Corp.

By:	/s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer